Exhibit 99.1

Indaptus Therapeutics Reports Third Quarter 2023 Financial Results and Provides Corporate Update

NEW YORK (November 6, 2023) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”) today announced financial results for the third quarter ended September 30, 2023 and provided a corporate update.

“We continue to be encouraged by early results from our first cohort of patients in the INDP-D101 trial evaluating Decoy20 for the treatment of solid tumors. As we recently reported and presented at the Society for Immunology in Cancer (SITC) conference, all four first cohort patients have maintained stable disease since receiving their single dose and presented evidence of immune activation, along with short-lived adverse events consistent with Decoy20’s mechanism of action, and we look forward to continuing to track them. In the meantime, we have already dosed our first patient in the second cohort, for which we have titrated the dose down in anticipation of a similar response. We continue to expect to have the second cohort completed by early 2024, which would provide guidance for the selection for the recommended Phase 2 dose for subsequent multi-dosing and combination studies, which are also planned for 2024,” said Jeffrey Meckler, Chief Executive Officer of Indaptus. “We are also fortunate to be receiving the benefit of our appointment of industry veteran, Roger Waltzman, M.D., as our Chief Medical Officer, who has already proven valuable even in this short period. We anticipate continuing to benefit from his expertise as we move forward with our Phase 1 trial and further develop the Decoy platform. In the meantime, we are prudently managing our cash position.”

Recent Corporate Highlights:

●	Top line data from the INDP-D101 trial of lead compound Decoy20 was presented at the Society of Immunotherapy in Cancer on November 4, 2023. In addition to the safety data and immune-response reported previously, the Company reported that all four patients had achieved and continue to maintain stable disease, three of whom presented with progressive disease.
●	The Company announced the initiation and first dosing of the second cohort of its INDP-D101 trial, which will be administered at a lower dose and is expected to bring the Company closer to determination of the recommended Phase 2 dose for the multi-dosing part of the trial.
●	Roger Waltzman, M.D. was appointed the Chief Medical Officer of Indaptus, effective August 7, 2023.

Financial Highlights for the Third Quarter Ended September 30, 2023

Research and development expenses for the three months ended September 30, 2023 were approximately $2.2 million, an increase of approximately $0.6 million compared with approximately $1.6 million in the three months ended September 30, 2022. Research and development expenses for the nine months ended September 30, 2023 were approximately $5.6 million, an increase of approximately $1.2 million compared with approximately $4.4 million in the nine months ended September 30, 2022. The increase in each of the three- and nine-month periods was primarily due to the Phase 1 clinical trial and activities related to the expansion of our pipeline.

General and administrative expenses for the three months ended September 30, 2023 were approximately $2.0 million, an increase of approximately $0.1 million compared with approximately $1.9 million in the three months ended September 30, 2022. General and administrative expenses for the nine months ended September 30, 2023 were approximately $6.6 million, an increase of approximately $0.2 million compared with approximately $6.4 million in the nine months ended September 30, 2022. This increase in the nine-month period was primarily due to legal fees, payroll and related expenses, recruitment costs and other professional fees, which were partially offset by a decrease in directors’ and officers’ insurance expenses.

Loss per share for the three months ended September 30, 2023 was approximately $0.47 compared with approximately $0.42 for the three months ended September 30, 2022. Loss per share for the nine months ended September 30, 2023 was approximately $1.36 compared with approximately $1.29 per share for the nine months ended September 30, 2022.

As of September 30, 2023, the Company had cash and cash equivalents of approximately $16.0 million as compared to $26.4 million as of December 31, 2022. The Company expects that its current cash and cash equivalents will support its ongoing operating activities into the second quarter of 2024. This cash runway guidance is based on the Company’s current operational plans and excludes any additional funding and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $10.8 million for the nine months ended September 30, 2023, compared with net cash used in operating activities of approximately $10.9 million for the nine months ended September 30, 2022.

Net cash provided by investing activities was approximately $17.1 million for the nine months ended September 30, 2023, which was a result of the maturity of $24.0 million in marketable securities, offset by net investment of approximately $6.9 million in marketable securities. Net cash used in investing activities was approximately $21.5 million for the nine months ended September 30, 2022, which was primarily related to net investment in marketable securities in the amount of approximately $23.7 million, offset by approximately $0.2 million from the proceeds received for assets held for sale and by $2.0 million from the maturity of marketable securities.

There was no net cash provided by or used in financing activities in the nine months ended September 30, 2023 and 2022.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product, with associated “cold” to “hot” tumor inflammation signature transition. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product. Indaptus’ Decoy product candidates have also produced significant single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding our Phase 1 clinical trial of Decoy20, including the timing and design thereof, the timing of the enrollment of the second cohort of patients in the Phase 1 trial, and our expectations regarding the recommended Phase 2 doses for subsequent multi-dosing and combination studies and related timing; the anticipated effects of our product candidates, including Decoy20; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash and cash equivalents to fund our ongoing activities and our cash management strategy; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 to be filed with the SEC, our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2023, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$15,963,998	$9,626,800
Marketable securities	-	16,806,009
Prepaid expenses and other current assets	879,524	811,433

Total current assets	16,843,522	27,244,242

Non-current assets:
Property and equipment, net	1,055	2,019
Right-of-use asset	194,751	79,294
Other assets	754,728	738,251

Total non-current assets	950,534	819,564

Total assets	$17,794,056	$28,063,806

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,264,062	$3,352,847
Operating lease liability, current portion	101,004	80,494

Total current liabilities	2,365,066	3,433,341

Non-current liabilities:
Operating lease liability, net of current portion	95,237	-

Total non-current liabilities	95,237	-

Total liabilities	2,460,303	3,433,341

Commitments and contingent liabilities

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 8,401,047 shares issued and outstanding as of September 30, 2023 and December 31, 2022	84,011	84,011
Additional paid in capital	56,664,118	54,443,705
Accumulated deficit	(41,414,376)	(29,993,685)
Accumulated other comprehensive income	-	96,434

Total stockholders’ equity	15,333,753	24,630,465

Total liabilities and stockholders’ equity	$17,794,056	$28,063,806

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$2,226,688	$1,609,554	$5,587,073	$4,412,817
General and administrative	2,021,724	1,942,995	6,611,767	6,411,066

Total operating expenses	4,248,412	3,552,549	12,198,840	10,823,883

Loss from operations	(4,248,412)	(3,552,549)	(12,198,840)	(10,823,883)

Other income, net	326,024	86,184	778,149	156,862

Net loss	$(3,922,388)	$(3,466,365)	$(11,420,691)	$(10,667,021)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.47)	$(0.42)	$(1.36)	$(1.29)

Weighted average number of shares used in calculating net loss per share, basic and diluted	8,401,047	8,258,597	8,401,047	8,258,597

Net loss	$(3,922,388)	$(3,466,365)	$(11,420,691)	$(10,667,021)
Other comprehensive income:
Reclassification adjustment for interest earned on marketable securities included in net loss	(140,567)	(7,836)	(430,993)	(7,836)
Change in unrealized gain on marketable securities	6,412	49,904	334,559	22,967
Comprehensive loss	$(4,056,543)	$(3,424,297)	$(11,517,125)	$(10,651,890)

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(11,420,691)	$(10,667,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	964	1,460
Stock-based compensation	2,220,413	2,319,619
Interest earned on marketable securities	(430,993)	(7,836)
Realized gain on assets held for sale	-	(24,155)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(84,568)	(26,739)
Accounts payable and other current liabilities	(1,088,785)	(1,725,592)
Other assets	-	(738,251)
Operating lease right-of-use asset and liability, net	290	1,081
Net cash used in operating activities	(10,803,370)	(10,867,434)

Cash flows from investing activities:
Proceeds received for assets held for sale	-	172,555
Maturity of marketable securities including interest earned	24,000,000	2,000,000
Purchase of marketable securities	(6,859,432)	(23,719,073)
Net cash provided by (used in) investing activities	17,140,568	(21,546,518)

Net increase (decrease) in cash and cash equivalents	6,337,198	(32,413,952)

Cash and cash equivalents at beginning of period	9,626,800	39,132,165

Cash and cash equivalents at end of period	$15,963,998	$6,718,213

Noncash investing and financing activities
Change in unrealized gain/loss on marketable securities	$(96,434)	$-
ASC 842 lease renewal option exercise	$236,506	$-
Reclassification of security deposit	$16,477	$-
Supplemental disclosures
Cash paid for income taxes	$1,600	$2,400
Cash received for interest earned on deposits	$317,261	$70,353